                                                                    Exhibit 12.1

                                  CERTIFICATION

      I, Ted Sun, Acting Chief Executive Officer of NetEase.com, Inc., certify that:

      1. I have reviewed this amendment no. 1 to annual report on Form 20-F/A of NetEase.com, Inc.; and

      2. Based on my knowledge, this amendment no. 1 to annual report on Form 20-F/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment no. 1 to annual report on Form 20-F/A.

Dated: December 29, 2003


By:  /s/ Ted Sun
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     Ted Sun
     Acting Chief Executive Officer